                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                       JULY RESULTS VS. PLAN                      Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                             July, 1997              Fiscal 1997 Year-to-Date
                      --------------------------  -----------------------------
                                           Last                          Last
                       Actual  Plan (a)    Year    Actual    Plan (a)    Year
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $152.6   $155.6   $149.8     $936.2    $956.4    $937.8

FIFO  Margin     $       43.7     42.0     39.5      262.5     259.5     254.9
      Margin     %       28.6%    27.0%    26.4%      28.0%     27.1%     27.2%

Total Expenses          (43.4)   (42.6)   (41.1)    (264.0)   (266.9)   (259.6)

Other Income              2.1      2.0      2.0       12.8      12.6      12.6
                      -------- -------- --------  --------- --------- ---------
EBITDA                    2.4      1.4      0.4       11.3       5.2       7.9

Dep and Amort (net)      (0.6)    (0.7)    (0.4)      (3.4)     (3.6)     (2.4)
Net Interest Exp         (0.9)    (1.2)    (1.7)      (5.6)     (6.3)     (9.4)
Other Inc (Exp)             -        -      0.1       (0.1)        -       0.4
Non-Cash Income Tax      (0.3)     0.2      0.5       (0.8)      1.6       1.0
      (Provision) Benefit
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)        $0.6    ($0.3)   ($1.1)      $1.4     ($3.1)    ($2.5)
                      ======== ======== ========  ========= ========= =========


                                                   Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)    Year
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $17.5     $24.1     $18.2
Merchandise Inventories, LIFO                        443.8     458.0     458.9
Other Current Assets                                  41.6      34.5      41.6
                                                  --------- --------- ---------
      Total Current Assets                           502.9     516.6     518.7
Net Fixed Assets                                      76.0      74.5      60.7
Other Long-Term Assets                                 8.3       4.3       5.7
                                                  --------- --------- ---------
      Total Assets                                  $587.2    $595.4    $585.1
                                                  ========= ========= =========

Trade Accounts Payable                              $153.4    $166.4    $137.6
Short-Term Debt (Revolver)                            65.3      80.0     100.7
Other Current Liabilities                            164.7     152.2     162.0
                                                  --------- --------- ---------
      Total Current Liabilities                      383.4     398.6     400.3

Long-Term Debt                                         9.3       9.3      13.2
Other Long-Term Liabilities                           32.2      33.3      33.5

Unfavorable Lease Liability                           16.0      15.9      17.8
Fresh-start Excess Net Assets (Negative Goodwill)     33.3      33.2      39.4

Paid-In-Capital                                       91.9      88.5      81.0
Retained Earnings (Deficit)                           21.1      16.6      (0.1)
                                                  --------- --------- ---------
      Total Stockholders' Equity                     113.0     105.1      80.9
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $587.2    $595.4    $585.1
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated February 27, 1997

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on the sale of properties.


                               Page 6 of 7